Exhibit 99.1

LINN ENERGY ANNOUNCES RESULTS FOR FIRST QUARTER 2009

Houston, Texas, May 7, 2009 – LINN Energy, LLC (NASDAQ: LINE) announced today financial and operating results for the three months ended March 31, 2009, and its outlook for the remainder of the year.  The Company highlights the following significant achievements:

•	Average production at the high end of the Company’s guidance range of 217 million cubic feet of natural gas equivalent per day (MMcfe/d) compared to mid-point guidance of 214 MMcfe/d;

•	Lease operating expenses of $1.73 per thousand cubic feet equivalent (Mcfe) compared to mid-point guidance of $1.77 per Mcfe;

•	Adjusted EBITDA of $138 million compared to mid-point guidance of $136 million;

•	Distribution coverage ratio of 1.24x compared to mid-point guidance of 1.20x;

•	Closed new credit facility with a $1.75 billion borrowing base and maturity extended to August 2012;

•	Strong balance sheet with a borrowing capacity of approximately $300 million;

•	Substantially all of current production levels hedged for 2009, 2010 and 2011; and

•	Current commodity hedge portfolio with a value of approximately $900 million as of March 31, 2009.

“I am pleased to report that LINN Energy posted excellent financial and operational results during the first quarter 2009,” said Michael C. Linn, Chairman and Chief Executive Officer.  “During the quarter, the Company continued to be resilient to market volatility and low commodity prices and, even in this environment, succeeded in surpassing expectations.  Additionally, we believe that our long-life assets and favorable hedge positions for the next several years position the Company to continue delivering positive results.”

First Quarter 2009 Results (From Continuing Operations)

During the first quarter 2009, LINN Energy generated adjusted EBITDA (a non-GAAP financial measure) of $138 million.  The Company’s distribution coverage ratio was 1.24x for the quarter.  Adjusted EBITDA is the primary measure used by Company management to evaluate cash flow and the Company’s ability to sustain or increase distributions.  A reconciliation of adjusted EBITDA to net income is provided in this release (see Schedule 1).  The most significant reconciling items between net income and adjusted EBITDA are interest expense and non-cash items, including the change in fair value of derivatives and depreciation, depletion and amortization.

Average production was 217 MMcfe/d for the first quarter 2009, compared to 201 MMcfe/d for the fourth quarter 2008.  Oil, natural gas and NGL revenues were $80 million and hedge revenues were $124 million, for combined revenues (a non-GAAP financial measure) of $204 million for the first quarter 2009, compared to $155 million for the fourth quarter 2008.

For the first quarter 2009, lease operating expenses were lower due to a decrease in commodity prices and service costs.  Transportation expenses and production and ad valorem taxes were also lower due to a decrease in commodity prices.  Lease operating expenses were $34 million, or $1.73 per Mcfe, which were down from $37 million, or $2.01 per Mcfe, in the fourth quarter 2008.  Transportation expenses during the quarter decreased to $3 million, or $0.15 per Mcfe, from $5 million, or $0.27 per Mcfe, for the fourth quarter 2008.  Production and ad valorem taxes for the first quarter 2009 also decreased to $8 million, or $0.39 per Mcfe, compared to $14 million, or $0.74 per Mcfe, in the fourth quarter 2008.

The Company utilizes commodity hedging to capture cash flow margin and reduce cash flow volatility.  Due to the decrease in commodity prices during the first quarter, the Company reported a gain on derivatives from natural gas and oil hedges of approximately $161 million for the quarter, including $37 million of non-cash change in fair value of hedge positions.  Non-cash gains or losses do not affect adjusted EBITDA, cash flow from operations or the Company’s ability to pay its cash distributions.

For the first quarter 2009, the Company reported net income of $121.3 million, or $1.06 per unit, which includes a non-cash gain of $37.3 million, or $0.33 per unit, from the change in fair value of commodity hedges covering future production; a gain of $25.7 million, or $0.22 per unit, associated with settlement of post-closing matters related to the Company’s fourth quarter 2008 sale of Woodford shale assets; a realized gain of $4.3 million, or $0.04 per unit, from hedge cancellations; and a non-cash loss of $1.5 million, or $0.01 per unit, on interest rate hedges.  Excluding these items, adjusted net income for the first quarter 2009 would have been $55.5 million, or $0.48 per unit.

Adjusted net income from continuing operations is a non-GAAP financial measure, and a reconciliation of adjusted net income from continuing operations to net income from continuing operations is provided in this release (see Schedule 2).  Adjusted net income is presented because the excluded items affect the comparability of operating results from period to period.

Operational Update

The Company’s capital budget of $150 million is comprised of 314 projects.  Approximately 225 will focus on low-cost workover, recompletion and optimization projects and the Company anticipates drilling a total of 89 wells for the year, of which 41 wells were drilled in the first quarter (8 operated).  The Company operated a total of three drilling rigs in the quarter, as compared to 14 drilling rigs in the first quarter 2008.

Credit Facility

On April 28, 2009, the Company announced the closing of a new $1.75 billion secured revolving credit facility with a $1.75 billion initial borrowing base.  The new credit facility’s covenants are substantially unchanged from the prior credit facility and the maturity date has been extended to August 1, 2012.  The Company anticipates undrawn capacity of approximately $300 million for the balance of the year, including cash on its balance sheet.

Hedge Information

At current production levels, the Company is approximately 100 percent hedged for 2009, 2010 and 2011.  For 2009, the Company’s natural gas production is hedged at a weighted average price of $8.32 per Mcf, and oil and NGL production at $102.21 per barrel.  For 2010, the Company’s natural gas production is hedged at a weighted average price of $8.26 per Mcf, and oil and NGL production at $99.68 per barrel.  For the next three years, substantially all of the Company’s exposure to the Mid-Continent basis differential is hedged.  The Company’s LIBOR exposure is also hedged for four years at a rate of 3.85 percent.

Cash Distributions

On April 23, 2009, the Company’s Board of Directors declared a quarterly cash distribution of $0.63 per unit, or $2.52 per unit on an annualized basis, with respect to the first quarter 2009.  The distribution will be paid on May 14, 2009 to unitholders of record as of the close of business on May 6, 2009.

Use of Non-GAAP Measures

Adjusted EBITDA from continuing operations and adjusted net income from continuing operations are non-GAAP financial measures that are reconciled to their most comparable GAAP financial measures in Schedules 1 and 2 in this press release.

Conference Call

As previously announced, management will host a teleconference call on May 7, 2009, at 10 a.m. Central (11 a.m. Eastern) to discuss the Company’s first quarter 2009 results and its outlook for the remainder of the year.  Prepared remarks will be followed by a question and answer period.

Investors and analysts are invited to participate in the call by phone at (866) 730-5763 (Passcode: 22346001) or via the internet at www.linnenergy.com.  A replay of the call will be available on the Company's website or by phone at (888) 286-8010 (Passcode: 51787154) for a seven-day period following the call.

ABOUT LINN ENERGY

LINN Energy’s mission is to acquire, develop and maximize cash flow from a growing portfolio of long-life natural gas and oil assets.  LINN Energy is an independent natural gas and oil development company, with approximately 1.7 Tcfe of proved reserves in producing U.S. basins as of year-end 2008.  More information about LINN Energy is available at www.linnenergy.com.

CONTACT:         LINN Energy, LLC
Clay Jeansonne, Vice President – Investor Relations
281-840-4193

This press release includes “forward-looking statements.”  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include but are not limited to forward-looking statements about acquisitions and the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, hedging activities, capital expenditure levels and other guidance included in this press release.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to the Company’s financial performance and results, availability of sufficient cash flow to pay distributions and execute its business plan, prices and demand for oil, natural gas and natural gas liquids, the ability to replace reserves and efficiently develop current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

The financial summary follows; all amounts within are unaudited.

Effective January 1, 2009, the Company adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”), which requires that the Company’s unvested restricted units be included in the computation of earnings per unit under the two-class method.  FSP EITF 03-6-1 requires retrospective adjustment of all prior period earnings per unit data.  As such, earnings per unit data included in the following has been adjusted for all prior periods presented.

Schedule 1
LINN Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

Adjusted EBITDA

This press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measure of adjusted EBITDA.  The accompanying schedules provide reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income or any other GAAP measure of liquidity or financial performance.

The Company defines adjusted EBITDA as income (loss) from continuing operations plus the following adjustments:

•	Net operating cash flow from acquisitions and divestitures, effective date through closing date;
•	Interest expense;
•	Depreciation, depletion and amortization;
•	Impairment of goodwill and long-lived assets;
•	Write-off of deferred financing fees and other;
•	(Gain) loss on sale of assets, net;
•	Unrealized (gain) loss on commodity derivatives;
•	Unrealized (gain) loss on interest rate derivatives;
•	Realized (gain) loss on interest rate derivatives;
•	Realized (gain) loss on canceled derivatives;
•	Unit-based compensation expenses;
•	Exploration costs; and
•	Income tax (benefit) expense.

Adjusted EBITDA is a significant non-GAAP performance metric used by Company management to indicate (prior to the establishment of any reserves by its Board of Directors) the cash distributions the Company expects to pay unitholders.  Specifically, this financial measure indicates to investors whether or not the Company is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates.  Adjusted EBITDA is also a quantitative metric used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.

Schedule 1 – Continued
LINN Energy, LLC
Explanation and Reconciliation of Adjusted EBITDA

The following presents a reconciliation of income (loss) from continuing operations to adjusted EBITDA:

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
	(in thousands)

Income (loss) from continuing operations	$121,287	$888,054	$(258,959)
Plus:
Net operating cash flow from acquisitions and divestitures, effective date through closing date (1)	―	(872)	8,321
Interest expense, cash	20,610	16,782	23,354
Interest expense, noncash	(6,201)	6,536	1,939
Depreciation, depletion and amortization	52,104	46,834	44,370
Impairment of goodwill and long-lived assets	―	50,505	―
Gain on sale of assets, net	(25,711)	(98,763)	―
Unrealized (gain) loss on commodity derivatives	(37,246)	(884,865)	253,547
Reclassification of derivative settlements (2)	―	―	10,438
Unrealized loss on interest rate derivatives	1,457	44,634	37,952
Realized loss on interest rate derivatives (3)	10,114	4,557	1,441
Realized gain on canceled derivatives	(4,257)	―	―
Unit-based compensation expenses	4,303	3,301	3,611
Exploration costs	1,565	4,654	2,620
Income tax expense	136	1,665	209
Adjusted EBITDA from continuing operations	$138,161	$83,022	$128,843

(1)	Includes net operating cash flow from acquisitions and divestitures through the date of this report.

(2)
During the second quarter of 2008, the Company revised its classification of realized and unrealized gains (losses) on gas derivative contracts in order to match realized gains (losses) with the related production.  All prior periods amounts have been reclassified to conform to current period presentation.  This reclassification had no effect on the Company’s reported net income.

(3)
During the first quarter of 2009, the Company revised its definition of adjusted EBITDA to include realized (gains) losses on interest rate derivatives in order to match the related interest expense.  All prior periods amounts have been reclassified to conform to current period presentation.  This reclassification had no effect on the Company’s reported net income.

Schedule 2
LINN Energy, LLC
Explanation and Reconciliation of Adjusted Net Income

Adjusted Net Income from Continuing Operations

Adjusted net income from continuing operations is a non-GAAP performance measure used by Company management to evaluate its operational performance from oil and gas properties, prior to derivative gains and losses, impairment of goodwill and long-lived assets and (gain) loss on sale of assets, net.  The following presents a reconciliation of income (loss) from continuing operations to adjusted net income (loss) from continuing operations:

	Three Months Ended
	March 31, 2009	December 31, 2008		March 31, 2008
	(in thousands, except per unit amounts)

Income (loss) from continuing operations	$121,287		$888,054	$(258,959)
Plus:
Unrealized (gain) loss on commodity derivatives	(37,246)		(884,865)	253,547
Reclassification of derivative settlements	―		―	10,438
Unrealized loss on interest rate derivatives	1,457		44,634	37,952
Realized gain on canceled derivatives	(4,257)		―	―
Impairment of goodwill and long-lived assets	―		50,505	―
Gain on sale of assets, net	(25,711)		(98,763)	―
Adjusted net income (loss) from continuing operations	$55,530		$(435)	$42,978

Income (loss) from continuing operations per unit – basic	$1.06		$7.72	$(2.28)
Plus, per unit:
Unrealized (gain) loss on commodity derivatives	(0.33)		(7.69)	2.24
Reclassification of derivative settlements	―		―	0.09
Unrealized loss on interest rate derivatives	0.01		0.39	0.33
Realized gain on canceled derivatives	(0.04)		―	―
Impairment of goodwill and long-lived assets	―		0.44	―
Gain on sale of assets, net	(0.22)		(0.86)	―
Adjusted net income (loss) from continuing operations per unit – basic	$0.48	$	―	$0.38

Schedule 3
LINN Energy, LLC
Explanation and Reconciliation of Combined Revenues

Combined Revenues

Combined revenues is a non-GAAP performance measure used by Company management to evaluate its performance.  Management believes that the presentation of combined revenues provides useful information to investors because it is used by investors and securities analysts in evaluating oil and gas companies.  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as total revenues.  The following presents a reconciliation of revenues and other from continuing operations to combined revenues from continuing operations:

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
	(in thousands)

Revenues and other from continuing operations	$242,661	$1,043,981	$(89,627)
Less:
Unrealized (gain) loss on oil and gas derivatives	(37,246)	(884,865)	263,985
Gas marketing revenues	(516)	(1,790)	(2,816)
Other revenues	(966)	(2,077)	(479)
Combined revenues from continuing operations	$203,933	$155,249	$171,063

Gain (loss) on oil and gas derivatives	$161,315	$956,562	$(268,794)
Less:
Unrealized (gain) loss on oil and gas derivatives	(37,246)	(884,865)	263,985
Hedge revenues (losses)	$124,069	$71,697	$(4,809)

Schedule 4
LINN Energy, LLC
Consolidated Statements of Operations

	Three Months Ended
	March 31, 2009	December 31, 2008		March 31, 2008
	(in thousands, except per unit amounts)
Revenues and other:
Oil, gas and natural gas liquid sales	$79,864		$83,552		$175,872
Gain (loss) on oil and gas derivatives	161,315		956,562		(268,794)
Gas marketing revenues	516		1,790		2,816
Other revenues	966		2,077		479
	242,661		1,043,981		(89,627)
Expenses:
Lease operating expenses	33,732		37,248		19,490
Transportation expenses	2,967		4,923		3,328
Gas marketing expenses	340		1,489		2,417
General and administrative expenses	23,301		21,603		19,076
Exploration costs	1,565		4,654		2,620
Depreciation, depletion and amortization	52,104		46,834		44,370
Impairment of goodwill and long-lived assets	―		50,505		―
Taxes, other than income taxes	7,567		13,592		12,973
(Gain) loss on sale of assets and other, net	(26,711)		(98,763)		―
	94,865		82,085		104,274
Other income and (expenses):
Interest expense, net of amounts capitalized	(14,409)		(23,318)		(25,293)
Loss on interest rate swaps	(11,571)		(49,191)		(39,393)
Other, net	(393)		332		(163)
	(26,373)		(72,177)		(64,849)
Income (loss) from continuing operations before income taxes	121,423		889,719		(258,750)
Income tax expense	(136)		(1,665)		(209)
Income (loss) from continuing operations	121,287		888,054		(258,959)

Discontinued operations:
Loss on sale of assets, net of taxes	(1,048)		(2,075)		(294)
Income (loss) from discontinued operations, net of taxes	(838)		2,527		(106)
	(1,886)		452		(400)

Net income (loss)	$119,401		$888,506		$(259,359)

Income (loss) per unit – continuing operations:
Units – basic	$1.06		$7.72		$(2.28)
Units – diluted	$1.06		$7.72		$(2.28)
Income (loss) per unit – discontinued operations:
Units – basic	$(0.02)	$	―	$	―
Units – diluted	$(0.02)	$	―	$	―
Net income (loss) per unit:
Units – basic	$1.04		$7.72		$(2.28)
Units – diluted	$1.04		$7.72		$(2.28)
Weighted average units outstanding:
Units – basic	113,473		114,229		113,757
Units – diluted	113,502		114,250		113,757

Distributions declared per unit	$0.63		$0.63		$0.63

Schedule 5
LINN Energy, LLC
Operating Statistics – Continuing Operations

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008

Average daily production:
Gas (MMcf/d)	133	114	123
Oil (MBbls/d)	8.8	7.7	7.8
NGL (MBbls/d)	5.2	6.8	4.4
Total (MMcfe/d)	217	201	196

Weighted average prices (hedged): (1)
Gas (Mcf)	$7.94	$7.36	$8.22
Oil (Bbl)	$118.19	$81.15	$74.98
NGL (Bbl)	$23.32	$32.95	$65.84

Weighted average prices (unhedged): (2)
Gas (Mcf)	$3.53	$2.84	$7.66
Oil (Bbl)	$33.76	$47.01	$90.45
NGL (Bbl)	$23.32	$32.95	$65.84

Representative NYMEX oil and gas prices:
Gas (MMBtu)	$4.91	$6.95	$8.03
Oil (Bbl)	$43.08	$58.74	$97.90

Costs per Mcfe of production:
Lease operating expenses	$1.73	$2.01	$1.10
Transportation expenses	$0.15	$0.27	$0.19
General and administrative expenses (3)	$1.19	$1.17	$1.07
Depreciation, depletion and amortization	$2.67	$2.53	$2.49
Taxes, other than income taxes	$0.39	$0.74	$0.73

(1)
Includes the effect of realized gains (losses) on derivatives of $119.8 million (excluding $4.3 million realized gains on canceled contracts), $71.7 million and $(4.8) million for the three months ended March 31, 2009, December 31, 2008 and March 31, 2008, respectively.  The Company utilizes oil puts to hedge revenues associated with its NGL production; therefore, all realized gains (losses) on oil derivative contracts are included in weighted average oil prices, rather than weighted average NGL prices.

(2)	Does not include the effect of realized gains (losses) on derivatives.

(3)
General and administrative expenses for the three months ended March 31, 2009, December 31, 2008 and March 31, 2008, includes approximately $4.2 million, $3.3 million and $3.6 million, respectively, of non-cash unit-based compensation expenses.  Excluding these amounts, general and administrative expenses for the three months ended March 31, 2009, December 31, 2008 and March 31, 2008, were $0.98 per Mcfe, $0.99 per Mcfe and $0.87 per Mcfe, respectively.

Schedule 6
LINN Energy, LLC
Selected Balance Sheet Data

	March 31, 2009	December 31, 2008
	(in thousands)
Assets
Total current assets	$609,234	$563,931
Oil and gas properties, net	3,572,309	3,552,378
Other property and equipment, net	98,358	98,288
Other noncurrent assets, net	493,017	507,423
Total assets	$4,772,918	$4,722,020

Liabilities and Unitholders’ Capital
Total current liabilities	$195,897	$237,830
Credit facility	1,428,393	1,403,393
Senior notes, net	250,265	250,175
Other noncurrent liabilities	88,976	69,936
Total liabilities	1,963,531	1,961,334
Unitholders’ capital	2,809,387	2,760,686
Total liabilities and unitholders’ capital	$4,772,918	$4,722,020

Schedule 7
LINN Energy, LLC
Selected Cash Flow Data

	Three Months Ended March 31,
	2009	2008
	(in thousands)

Net cash provided by operating activities	$94,970	$61,200
Net cash used in investing activities	(58,817)	(613,294)
Net cash provided by (used in) financing activities	(41,928)	551,729
Net decrease in cash and cash equivalents	(5,775)	(365)

Cash and cash equivalents:
Beginning	28,668	1,441
Ending	$22,893	$1,076

Schedule 8
LINN Energy, LLC
Guidance Table

Q2 2009E	FY 2009E

Net Production and Other Revenues:
Gas (MMcf/d)	125	-	131	125	-	131
Oil (Bbls/d)	8,340	-	8,730	8,450	-	8,850
NGL (Bbls/d)	5,820	-	6,100	5,710	-	5,980
Total (MMcfe/d)	210	-	220	210	-	220

Other revenues, net (in thousands) (1)	$200	-	$400	$1,500	-	$2,500

Costs (in thousands):
Lease operating expenses	$32,000	-	$36,000	$131,000	-	$141,000
Transportation expenses	3,000	-	5,000	14,000	-	17,000
Production and ad valorem taxes	7,500	-	9,500	31,000	-	35,000
Total	$42,500	-	$50,500	$176,000	-	$193,000

General and administrative expenses – non-GAAP (2)	$17,000	-	$19,000	$68,000	-	$72,000

Depreciation, depletion and amortization	$56,000	-	$62,000	$220,000	-	$240,000

Costs per Mcfe (Mid-Point):
Lease operating expenses	$1.74		$1.73
Transportation expenses	0.20		0.20
Production and ad valorem taxes	0.43		0.42
Total	$2.37		$2.35

General and administrative expenses – non-GAAP (2)	$0.92		$0.89

Depreciation, depletion and amortization	$3.02		$2.93

Targets (Mid-Point) (in thousands):
Adjusted EBITDA (3)	$138,000		$542,000
Interest expense (4) (5)	(33,000)		(127,000)
Maintenance capital expenditures	(24,250)		(97,000)
Distributable cash flow	$80,750		$318,000

Distributable cash flow per unit (6)	$0.70		$2.76
Distribution per unit (6) (7)	$0.63		$2.52
Distribution coverage ratio (6) (7)	1.11	x	1.10	x

Weighted Average NYMEX Differentials:
Gas (MMBtu)	$(1.00)	-	$(0.80)	$(1.30)	-	$(1.10)
Oil (Bbl)	$(6.00)	-	$(3.50)	$(7.50)	-	$(5.00)
NGL realization on crude oil price	50%	50%

Unhedged Commodity Price Assumptions:	April	May	June	Remainder
Gas (MMBtu)	$3.65	$3.33	$3.75	$4.50
Oil (Bbl)	$49.95	$50.00	$55.00	$55.00

Notes to Guidance Table:

(1)	Includes other revenues and margin on natural gas marketing activities.

(2)	Excludes unit-based compensation, which represents a non-cash charge based on equity-related compensation.

(3)	Includes effects of the Company’s hedge positions, cash flow adjustments from acquisition and divestiture activities and other expenses.

(4)	Includes cash payments for interest expense as well as accrued interest on the Company’s outstanding senior notes.

Schedule 8 – Continued
LINN Energy, LLC
Guidance Table

(5)	Includes the effects of the Company’s interest rate swaps.

(6)	Assumes 115.1 million units outstanding.

(7)	Based on current quarterly distribution of $0.63 per unit, or $2.52 per unit on an annualized basis.

Schedule 9
LINN Energy, LLC
Guidance Table – Commodity Hedge Summary

Q2 2009E	FY 2009E

Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,896	39,586
Average Price ($/MMBtu)	$8.53	$8.53
Puts:
Hedged Volume (MMMBtu)	1,740	6,960
Average Price ($/MMBtu)	$7.50	$7.50
PEPL Puts: (1)
Hedged Volume (MMMBtu)	1,334	5,334
Average Price ($/MMBtu)	$7.85	$7.85
Total:
Hedged Volume (MMMBtu)	12,970	51,880
Average Price ($/MMBtu)	$8.32	$8.32

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	609	2,437
Average Price ($/Bbl)	$90.00	$90.00
Puts: (2)
Hedged Volume (MBbls)	461	1,843
Average Price ($/Bbl)	$120.00	$120.00
Collars:
Hedged Volume (MBbls)	62	250
Average Floor Price ($/Bbl)	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$114.25	$114.25
Total:
Hedged Volume (MBbls)	1,132	4,530
Average Price ($/Bbl)	$102.21	$102.21

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	11,729	46,916
Average Price ($/MMBtu)	$(0.97)	$(0.97)

Notes to Hedge Summary:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.

Schedule 10
LINN Energy, LLC
Commodity Hedge Portfolio

The following table shows the Company’s annual commodity derivative positions, at March 31, 2009, for each of the years ending December 31, 2009, through December 31, 2014.

	Year 2009	Year 2010	Year 2011	Year 2012		Year 2013		Year 2014
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	29,689	39,566	31,901		14,676		―		―
Average Price ($/MMBtu)	$8.53	$8.50	$8.50		$8.57	$	―	$	―
Puts:
Hedged Volume (MMMBtu)	5,220	6,960	6,960		―		―		―
Average Price ($/MMBtu)	$7.50	$7.50	$7.50	$	―	$	―	$	―
PEPL Puts: (1)
Hedged Volume (MMMBtu)	4,001	10,634	13,259		5,934		―		―
Average Price ($/MMBtu)	$7.85	$7.85	$7.85		$7.85	$	―	$	―
Total:
Hedged Volume (MMMBtu)	38,910	57,160	52,120		20,610		―		―
Average Price ($/MMBtu)	$8.32	$8.26	$8.20		$8.37	$	―	$	―

Oil Positions:
Fixed Price Swaps:
Hedged Volume (MBbls)	1,828	2,150	2,073		2,025		2,275		2,200
Average Price ($/Bbl)	$90.00	$90.00	$84.22		$84.22		$84.22		$84.22
Puts: (2)
Hedged Volume (MBbls)	1,382	2,250	2,352		500		―		―
Average Price ($/Bbl)	$120.00	$110.00	$69.11		$77.73	$	―	$	―
Collars:
Hedged Volume (MBbls)	187	250	276		348		―		―
Average Floor Price ($/Bbl)	$90.00	$90.00	$90.00		$90.00	$	―	$	―
Average Ceiling Price ($/Bbl)	$114.25	$112.00	$112.25		$112.35	$	―	$	―
Total:
Hedged Volume (MBbls)	3,397	4,650	4,701		2,873		2,275		2,200
Average Price ($/Bbl)	$102.21	$99.68	$77.00		$83.79		$84.22		$84.22

Gas Basis Differential Positions:
PEPL Basis Swaps: (3)
Hedged Volume (MMMBtu)	35,187	43,166	35,541		34,066		31,700		―
Hedged Differential ($/MMBtu)	$(0.97)	$(0.97)	$(0.96)		$(0.95)		$(1.01)	$	―

Notes to Hedge Portfolio:

Includes positions covering production for all months within periods specified.

(1)	Settle on the PEPL spot price of gas to hedge basis differential associated with gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	The Company uses oil puts to hedge oil production and NGL revenues.

(3)	Represents a swap of the basis between NYMEX and PEPL spot price of gas for the volumes hedged.